EXHIBIT 3iii                                AMENDED AND RESTATED BYLAWS OF
                                            SEAWRIGHT HOLDINGS, INC.

                                   AMENDED AND RESTATED

                                       BY-LAWS OF

                                  SEAWRIGHT HOLDINGS, INC.

                                  a Delaware Corporation

Adopted:  September 26, 2003


TABLE OF CONTENTS                                                     Page

ARTICLE I  Offices                                                       1

     Section 1.1  Registered Office                                      1
     Section 1.2  Principal Office                                       1
     Section 1.3  Other Offices                                          1

ARTICLE II  Meetings of Stockholders                                     1

     Section 2.1  Time and Place of Meetings                             1
     Section 2.2  Meetings                                               1
     Section 2.3  Notice of Meetings                                     1
     Section 2.4  Stockholder Lists                                      2
     Section 2.5  Quorum and Adjournment                                 2
     Section 2.6  Voting                                                 3
     Section 2.7  Proxies                                                3
     Section 2.8  Inspector of Elections                                 3
     Section 2.9  Action Without Meeting                                 4

ARTICLE III  Directors                                                   4

     Section 3.1  Powers                                                 4
     Section 3.2  Number, Election and Tenure                            4
     Section 3.3  Vacancies and Newly Created Directorships              4
     Section 3.4  Meetings                                               4
     Section 3.5  Annual Meetings                                        4
     Section 3.6  Regular Meetings                                       4
     Section 3.7Special Meetings                                         4
     Section 3.8  Quorum                                                 5
     Section 3.9  Fees and Compensation                                  5
     Section 3.10  Meetings by Telephonic Communication                  5
     Section 3.11  Committees                                            5
     Section 3.12  Action Without Meeting                                6
     Section 3.13Resignation                                             6
     Section 3.14  Removal                                               6
     Section 3.15  Interested Directors; Quorum                          6

ARTICLE IV  Officers                                                     6

     Section 4.1  Generally                                              6
     Section 4.2  Compensation                                           7
     Section 4.3Succession                                               7
     Section 4.4  Authority and Duties                                   7

ARTICLE V  Seal                                                          7

ARTICLE VI  Form of Stock Certificate                                    7

ARTICLE VII  Representation of Shares of Other Corporations              8

ARTICLE VIII  Transfers of Stock                                         8

ARTICLE IX  Lost, Stolen or Destroyed Certificates                       8

ARTICLE X  Transfer Agents and Registrars                                8

ARTICLE XI  Record Date                                                  8

ARTICLE XII  Registered Stockholders                                     9

ARTICLE XIII  Fiscal Year                                                9

ARTICLE XIV  Amendments                                                  9

ARTICLE XV  Dividends                                                    9

     Section 15.1  Declaration                                           9
     Section 15.2  Set Aside Funds                                       9

ARTICLE XVI  Indemnification                                            10

     Section 16.1  Indemnification                                      10
     Section 16.2  Advancement of Expenses                              10
     Section 16.3  Disputes                                             10
     Section 16.4  Non-Exclusivity                                      11
     Section 16.5  Insurance                                            11
     Section 16.6  Interested Indemnitees                               11
     Section 16.7  Adjustments; Subrogation                             11
     Section 16.8  Continuing Rights                                    12
     Section 16.9  Indemnification Agreements                           12

ARTICLE XVII  Notices                                                   12

     Section 17.1  Generally                                            12
     Section  17.2  Waiver of Notice of Meetings of
     Stockholders, Board and Committees                                 12

ARTICLE XVIII  General Provisions                                       13

     Section 18.1  Checks, Notes, Drafts, Etc.                          13
     Section 18.2  Execution of Contracts, Deeds, Etc.                  13
     Section 18.3  Form of Records                                      13

ARTICLE XIX  Defined Terms                                              13

     Section 19.1  Board                                                13
     Section 19.2  Certificate                                          13
     Section 19.3  Entity                                               13
     Section 19.4  Person                                               13

                                         BY-LAWS
                                           OF
                                 SEAWRIGHT HOLDINGS, INC.
                                   a Delaware Corporation

ARTICLE I
Offices

     Section 1.1 Registered Office. The registered office of this Corporation shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Certificate until changed by the Board of Directors (the "Board").

     Section 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

     Section 1.3 Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

     Section 2.1 Time and Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2  Meetings.

     (a) Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Chairman of the Board shall determine. Directors may be elected in lieu of an annual meeting as permitted by Section 211(b) of the General Corporation Law of the State of Delaware (the "DGCL").

     (b) Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.3 Notice of Meetings. Written notice of each annual or special meeting of stockholders stating the date, place, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail to each stockholder of record entitled to vote at such meeting.

     Section 2.4 Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares of each class or series of capital stock registered in the name of each stockholder.
Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.5  Quorum and Adjournment.

     (a) The Chairman of the Board shall establish procedures and rules for the fair and orderly conduct of any meeting of stockholders, including without limitation registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

     (b) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least the greater of (i) a majority of the shares required to constitute a quorum and (ii) such greater percentage, if any, as may be required by law or the Certificate of Incorporation with respect to the specific action. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor to be counted for quorum purposes, provided, however, that this provision shall not limit the right of any corporation to vote stock, including without limitation its own stock, held by it in a fiduciary capacity.

     (c) If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.6 Voting. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or the Certificate, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; provided, however, that the Chairman of the Board may, in his discretion, require a written ballot for any vote. Except as otherwise provided by applicable statute or the Certificate, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

     (a)  on the date fixed pursuant to the provisions of
Article XI of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote and such meeting; or

     (b) if no such record date shall have been so fixed, then at the close of business on the day immediately before the day on which notice thereof shall be given, or if notice is waived, at the close of business on the date immediately before the day on which the meeting is held.

     Section 2.7 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     Section 2.8 Inspectors of Election. The Chairman of the Board, in advance of any meeting of stockholders, may in his discretion appoint one or more inspectors to act at the meeting and make a written report thereof. The Chairman of the Board may in his discretion appoint one or more alternate inspectors to replace any inspector who fails to act. Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector shall perform his or her duties and shall make all determinations in accordance with the DGCL including, without limitation, Section 231 of the DGCL.

     Section 2.9 Action Without Meeting. Any action of the stockholders may be taken without a meeting, if stockholders holding the necessary percentage of shares entitled to vote thereon consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of stockholders, provided, that, prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
Directors

     Section 3.1 Powers. Except as provided in the Certificate, the Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers.

     Section 3.2 Number, Election and Tenure. The Board shall consist of at least one (1) member. The exact number shall be determined from time to time by resolution of all of the members of the Board. Directors shall be elected at each annual meeting of stockholders, and each director shall serve until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal.

     Section 3.3 Vacancies and Newly Created Directorships. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present, and, any other vacancy on the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     Section 3.4 Meetings. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

     Section 3.5 Annual Meetings. The Board shall meet as soon as practicable after each annual election of directors.

     Section 3.6 Regular Meetings. Regular meetings of the Board shall be held upon two (2) days' notice at such time and place as shall from time to time be determined by the Chairman of the Board. Any notice, if given, may be by mail, by prepaid courier, by telegraph, by facsimile, by telephone, by telegram, by telex, by personal service, or similar medium of communication or by any combination thereof as to different directors and shall be effective upon actual receipt thereof.

     Section 3.7 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board and shall be held at such place, on such date, and at such time as he shall determine. Notice thereof, stating the place, date and time of each such special meeting shall be given each director by whom it is not waived by mail not less than two (2) days before the meeting or personally by prepaid courier, by telegraph, by facsimile, by telephone, by telegram, by telex, by personal service, or similar medium of communication or by any combination thereof as to different directors not less than twelve (12) hours before the meeting or on such shorter notice as the Chairman of the Board may deem necessary and appropriate under the circumstances. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 3.8 Quorum. At all meetings of the Board, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate or these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum is not present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

     Section 3.9 Fees and Compensation. Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.10 Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 3.11 Committees. The Board may, by resolution passed by a majority of the members of the Board, designate committees, including without limitation a compensation committee, each committee to consist of one or more of the directors of the Corporation. The a majority of the members of the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) amending the Certificate (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designations and rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or authorize the increase or decrease of the shares of stock); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required.

     Section 3.12 Action Without Meetings. Unless otherwise restricted by applicable law or by the Certificate or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     Section 3.13 Resignation. Any director may resign at any time by giving notice to the Board, the President or Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

     Section 3.14 Removal. Unless otherwise restricted by the Certificate or by law, any director or the entire Board may be removed at any time, with or without cause, by the vote of the holders of a majority of shares of stock of the Corporation issued and outstanding and entitled to vote.

     Section 3.15 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Entity in which one or more of its directors or officers are directors or officers, or have financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his, her, or their votes are counted for that purpose, if: (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board, and the Board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes the contract or transaction.

ARTICLE IV
Officers

     Section 4.1 Generally. The officers of the Corporation will be appointed by the Board and will consist of a President and such other officers as the Board may from time to time deem necessary and appropriate, including but not limited to a Secretary, a Treasurer, one or more Vice Presidents and such other officers as the Board may from time to time determine. The Board, by the affirmative vote of a majority of the members of the Board, may also appoint a Chairman of the Board. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as a majority of the Board may determine by the affirmative vote of a majority of the members of the Board. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by the Chairman of the Board, the Chairman of the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director until a successor to the absent or disabled officer is elected by the Board.

     Section 4.2 Compensation. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation will be fixed by a committee of the Board known as the Compensation Committee. The Compensation Committee may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

     Section 4.3 Succession. The officers of the Corporation will hold office until their successors are elected and qualified, provided, however, that any officer may be removed at any time by the affirmative vote of a majority of the members of the Board. An officer may resign at any time by giving notice to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation may be filled by the Chairman of the Board as provided in Bylaw Section 4.1.

     Section 4.4 Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the President.

ARTICLE V
Seal

     It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Chairman of the Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature. The corporate seal shall have the name of the Corporation inscribed thereon.

ARTICLE VI
Form of Stock Certificate

     Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by (a) the Chairman or Vice-Chairman of the Board, if any, or by the President or a Vice President, and (b) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned in the Corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance.

ARTICLE VII
Representation of Shares of Other Corporations

     Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as a majority of the members of the Board may determine from time to time. The foregoing authority may be exercised either by any such director in person or by any other person authorized so to do by proxy or power of attorney duly executed by said director.

ARTICLE VIII
Transfers of Stock

     Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

ARTICLE IX
Lost, Stolen or Destroyed Certificates

     The Chairman of the Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Chairman of the Board may, in his discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

ARTICLE X
Transfer Agents and Registrars

     The stockholders may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE XI
Record Date

     The Board may fix in advance a date, which shall not be more than sixty (60) days nor fewer than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE XII
Registered Stockholders

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

ARTICLE XIII
Fiscal Year

     The fiscal year of the Corporation shall be fixed by resolution of the Board from time to time.

ARTICLE XIV
Amendments

     Subject to any contrary or limiting provisions contained in the Certificate, these Bylaws may be amended or repealed, or new Bylaws may be adopted either by the Board or by the affirmative vote at an annual or special stockholders' meeting of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the capital stock of the Corporation issued and outstanding and entitled to vote. Any Bylaws adopted or amended by the Board or the stockholders, including this Bylaw Article XIV, may be amended or repealed by the stockholders; provided that any such adoption, amendment or repeal shall take place in accordance with the terms of this Bylaw Article XIV.

ARTICLE XV
Dividends

     Section 15.1 Declaration. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

     Section 15.2 Set Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall determine to be in the best interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XVI
Indemnification

     Section 16.1 Indemnification. Each Person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, claim, demand or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director of any other corporation or as a fiduciary of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is an alleged action or inaction by such Indemnitee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all liability, loss, cost, damages, expense (including attorneys' and other professionals' fees and disbursements), judgments, fines, surcharges, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid or to be paid in settlement reasonably incurred or suffered by such Indemnitee (the "Indemnified Costs"); provided, however, that, except as provided in
Section 16.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee, whether or not in the form of a counterclaim, only if such Proceeding (or part thereof) was authorized by the Board. This indemnification shall continue to be available to any Indemnitee who has ceased to be a director or other indemnified fiduciary and shall inure to the benefit of the Indemnitee's heirs, executors, successors, permitted assigns and administrators.

     Section 16.2 Advancements of Expenses. The right to indemnification conferred in Section 16.1 shall include the right to be paid by the Corporation reasonable expenses actually incurred in participating in any Proceeding for which such right to indemnification may be applicable in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified for such expenses under this Article XVI or otherwise. No security shall be required with respect to any such Undertaking, and the Indemnitee's financial status shall not be considered in respect thereof.

     Section 16.3 Disputes. The rights to indemnification and to Advancement of Expenses conferred in Sections 16.1 and 16.2 of this
Article XVI shall be contract rights. If a claim under either section of this Article XVI is not paid in full by the Corporation within sixty (60) days after a written claim therefor, including reasonable supporting vouchers, has been received by the Corporation, except in the case of a claim for an Advancement of Expenses in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses only upon a final determination of a court from which there is no further appeal or as to whose judgment the time for seeking such an appeal has expired without such an appeal having been timely filed (a "Final Adjudication") that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct and, in the case of such a suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article XVI or otherwise, at all times shall be on the Corporation.

     Section 16.4 Non-Exclusivity. The rights to indemnification and to the Advancement of Expenses conferred in this Article XVI shall not be exclusive of any right that any Person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     Section 16.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any Indemnified Cost, whether or not the Corporation would have the power to indemnify such Person against such Indemnified Loss under the DGCL.

     Section 16.6 Interested Indemnitees. An Indemnitee shall not be denied indemnification in whole or in part under this Article XVI because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by these Bylaws or by appropriate resolution of the Board.

     Section 16.7 Adjustments; Subrogation. The Corporation's obligation, if any, to indemnify any indemnitee shall be calculated so as to account for (a) any associated tax benefits and burdens to the Indemnitee resulting from the matter giving rise to a Proceeding (including those resulting from any such indemnity) and (b) the receipt of insurance proceeds or other proceeds paid by Persons not affiliated with the Indemnitee, including any other corporation, partnership, joint venture, trust or other enterprise, to the extent that such proceedings are paid without reservation, are actually received and specifically relate to the Proceeding otherwise covered by this Article XVI. Each Person who is an Indemnitee shall respond within a reasonable time to any inquiry by the Corporation as to the status of any such insurance or other third-party payment. Each Person who is an Indemnitee also shall act in good faith to pursue diligently any bona fide potential payer of insurance or, in the absence of a valid business reason to the contrary, any bona fide potential third party payer. The Corporation shall be subrogated to any claims or rights of any Indemnitee as against any other Person(s) with respect to any Indemnified Costs paid by the Corporation. Each Indemnitee shall cooperate with the Corporation to a reasonable extent, at the Corporation's expense, in the assertion by the Corporation of any such claim against such other Person(s).

     Section 16.8 Continuing Rights. Any repeal or modification of the foregoing provisions of this Article XVI shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 16.9 Indemnification Agreements. The Corporation may, to the extent authorized from time to time by the Board, enter into agreements with any director providing for indemnification to the full extent permitted by Delaware law and/or grant indemnification rights and rights to the Advancement of Expenses to any officer, employee or agent of the Corporation to the fullest extent of the provision of this Article XVI with respect to the indemnification and Advancement of Expenses to directors.

ARTICLE XVII
Notices

     Section 17.1 Generally. Whenever by law or under the provisions of the Certificate or these Bylaws notice is required to be given to any Director or stockholder, in addition to those means of giving notice set forth elsewhere in these Bylaws, such notice may be given in writing, delivered in person or by mail, addressed to such Director or stockholder, at his, her, or its address as it appears on the records of the Corporation, with any postage thereon prepaid, and, except as otherwise provided in these Bylaws, such notice will be deemed to be given on the date of any personal delivery or three (3) business days after the same is deposited in the United States mail.

     Section 17.2 Waiver of Notice of Meetings of Stockholders, Board and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting (or, in the case of a stockholder, attendance by proxy) shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of, the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE XVIII
General Provisions

     Section 18.1 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Chairman of the Board or the President.

     Section 18.2 Execution of Contracts, Deeds, Etc. The stockholders may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     Section 18.3  Form of Records.	Any records maintained by the
Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs, or any other information storage device, provided that they may be converted into clearly legible form within a reasonable time. The Corporation shall so convert any such records upon the request of any person entitled to inspect them.

ARTICLE XIX
Defined Terms

     The terms used in these Bylaws with their initial letters capitalized, shall, unless the context requires otherwise, have the meanings specified in this Article IX.

     Section 19.1  "Board" shall have the meaning set forth in Section 1.1.

     Section 19.2 "Certificate" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

     Section 19.3 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, estate, business trust, unincorporated organization, cooperative, association or other legal entity or organization.

     Section 19.4 "Person" shall mean an individual, Entity or government (domestic or foreign) or any agency or political subdivision thereof.


                              CERTIFICATE OF SECRETARY
                                          OF
                              SEAWRIGHT HOLDINGS, INC.
                               a Delaware Corporation

     I hereby certify that I am the duly elected and acting
Secretary of Seawright Holdings, Inc., a Delaware corporation, and that the foregoing Amended and Restated Bylaws, comprising 13 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors on September 26, 2003.

s/s Joel P. Sens
Name:  Joel P. Sens
Title:  Secretary